   As filed with the Securities and Exchange Commission on December 6, 1999.
                                                      File No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                             HIGH SPEED ACCESS CORP.
             (Exact name of registrant as specified in its charter)

                         Delaware                                                              61-1324009
--------------------------------------------------------------                  ---------------------------------------
(State or other jurisdiction of incorporation or organization)                  (I.R.S. Employer Identification Number)


              4100 East Mississippi Avenue, Denver, Colorado 80246
          -------------------------------------------------------------
          (Address, including zip code, of Principal Executive Offices)

      High Speed Access Corp. 1999 Non-Employee Directors Stock Option Plan
                 High Speed Access Corp. 1998 Stock Option Plan
                 High Speed Access Corp. 1999 Stock Option Plan
      ---------------------------------------------------------------------
                           (Full Titles of the Plans)
                                   Copies to:

         Mr. Daniel J. O'Brien                                         John G. Hundley, Esq.
         President                                                     Vice President and General Counsel
         High Speed Access Corp.                                       High Speed Access Corp.
         4100 East Mississippi Avenue                                  1000 W. Ormsby Avenue
         Denver, Colorado 80246                                        Louisville, Kentucky  40210
         (303) 256-2000                                                (502) 515-3333
         ------------------------------------------------------------------------------------------------
                   (Name, address and telephone number, including area code, of agent for service)



                                    Copy to:
                              Caryn F. Price, Esq.
                             Wyatt, Tarrant & Combs
                               2800 Citizens Plaza
                           Louisville, Kentucky 40202
                                 (502) 562-7231


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                               Proposed
 Title of securities to be    Amount to be   Proposed maximum offering      maximum aggregate         Amount of
        registered             registered       price per share (1)        offering price (1)     registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01              940,705 (2)           $22.50                  $21,165,862                --
par value
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par        3,091,394 (2)           $15.74                  $48,663,252.54         $18,434.89
value
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the proposed maximum offering price per share, the proposed maximum offering price and the registration fee calculation are based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on December 2, 1999 with respect to 940,705 shares and on the basis of the weighted average exercise prices of options previously granted with respect to 3,091,394 shares.

(2) The amount of Common Stock to be registered hereby includes such additional shares as may be issued pursuant to the anti-dilution provisions of the respective plans to reflect stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), without the need of a post-effective amendment.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by High Speed Access Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

         1. The audited consolidated financial statements of the Registrant and its subsidiaries as of December 31, 1998 and for the period April 3, 1998 (inception) through December 31, 1998 contained in the Prospectus dated June 4, 1999 filed by the Registrant under Rule 424(b) (SEC File No. 333-74667);

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (filed August 13, 1999);

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (filed November 15, 1999); and

         4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (SEC File No. 000-26153), including any subsequent amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the common stock offered hereby will be passed upon for the Registrant by Wyatt, Tarrant & Combs, Louisville, Kentucky. Wyatt, Tarrant & Combs provides legal services from time to time to the Registrant. Partners of Wyatt, Tarrant & Combs own shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant and its stockholders, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

         Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The Certificate provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to or becomes involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Registrant has entered into indemnification agreements with each member of the Board of Directors and certain executive officers of the Registrant providing for the indemnification of the directors and such officers to the fullest extent authorized, permitted or allowed by Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         See Exhibit Index, which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 30th day of November, 1999.

                                      HIGH SPEED ACCESS CORP.

                                      By: /s/ George E. Willett
                                         ---------------------------------------
                                         George E. Willett
                                         Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George E. Willett and John G. Hundley, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on the dates and in the capacities indicated.

Name                                                 Capacity                                 Date
----                                                 --------                                 ----
     /s/ Ron Pitcock, Sr.                   President (Principal Executive              November 30, 1999
-------------------------------             Officer)
Ron Pitcock, Sr.

     /s/ George E. Wilett                   Chief Financial Officer (Principal          November 30, 1999
-------------------------------             Financial and Accounting Officer)
George E. Willett


     /s/ David A. Jones, Jr.                Director, Chairman                          November 30, 1999
-------------------------------
David A. Jones, Jr.


     /s/ Robert S. Saunders                 Director, Vice Chairman                     November 30, 1999
-------------------------------
Robert S. Saunders

     /s/ Irving W. Bailey, II               Director                                    November 30, 1999
-------------------------------
Irving W. Bailey, II

Name                                                 Capacity                                 Date
----                                                 --------                                 ----
    /s/ Michael E. Gellert                  Director                                    November 30, 1999
------------------------------
Michael E. Gellert

   /s/ Jerald L. Kent                       Director                                    November 30, 1999
------------------------------
Jerald L. Kent

   /s/ William D. Savoy                     Director                                    November 30, 1999
------------------------------
William D. Savoy

   /s/ Stephen E. Silva                     Director                                    November 30, 1999
------------------------------
Stephen E. Silva

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                              Description
--------------                              -----------
          4.1     Amended and Restated Certificate of Incorporation of High Speed Access Corp. (incorporated by reference to
                  Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (SEC File No. 333-74667))

          4.2     Amended and Restated Bylaws of High Speed Access Corp. (incorporated by reference to Exhibit 3.2 to the
                  Registrant's Registration Statement on Form S-1, as amended (SEC File No. 333-746667))

          5.1     Opinion of Wyatt, Tarrant & Combs

         23.1     Consent of Wyatt, Tarrant & Combs (included in Exhibit 5.1)

         23.2     Consent of PricewaterhouseCoopers LLP

         24.1     Power of Attorney (included on the signature page)

         99.1     High Speed Access Corp. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.30 to the
                  Registrant's Registration Statement on Form S-1, as amended (SEC File No. 333-74667))

         99.2     High Speed Access Corp. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.31 to the
                  Registrant's Registration Statement on Form S-1, as amended (SEC File No. 333-74667))

         99.3     High Speed Access Corp. Non-Employee Director Stock Option Plan (incorporated by reference to
                  Exhibit 10.32 to the Registrant's Registration Statement on Form S-1, as amended (SEC File No. 333-74667))